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                                                                   EXHIBIT 23.01





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-20731, 33-38846 and 33-49875) and the Registration Statements on Form S-8 (Nos. 2-77316, 33-27293, 33-27294, 33-40651 and 33-53403) of Kellogg Company of our
report dated January 30, 1998 appearing on page 32 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of this Form 10-K.


PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 27, 1998